Exhibit 99.1

HOVNANIAN ENTERPRISES, INC.	News Release

Contact:	J. Larry Sorsby	Jeffrey T. O’Keefe
	Executive Vice President & CFO	Vice President, Investor Relations
	732-747-7800	732-747-7800

HOVNANIAN ENTERPRISES REPORTS FISCAL 2021 THIRD QUARTER RESULTS

Pretax Profit Increased 281% to $62 Million

Gross Margin Percentage Increased 560 Basis Points Year-over-Year

42% Year-over-Year Increase in Consolidated Backlog Dollars to $1.75 Billion

Paid Off $111 Million of Senior Secured Notes in the Third Quarter and an Additional $70 Million Early in the Fourth Quarter

MATAWAN, NJ, September 9, 2021 – Hovnanian Enterprises, Inc. (NYSE: HOV), a leading national homebuilder, reported results for its fiscal third quarter and nine-month period ended July 31, 2021.

RESULTS FOR THE THREE-MONTH AND NINE-MONTH PERIODS ENDED JULY 31, 2021:

●

Total revenues increased 10.0% to $690.7 million in the third quarter of fiscal 2021, compared with $628.1 million in the same quarter of the prior year. For the nine months ended July 31, 2021, total revenues increased 18.5% to $1.97 billion compared with $1.66 billion in the same period during the prior fiscal year.

●

Homebuilding gross margin percentage, after cost of sales interest expense and land charges, increased 560 basis points to 19.2% for the three months ended July 31, 2021 compared with 13.6% during the same period a year ago. During the first nine months of fiscal 2021, homebuilding gross margin percentage, after cost of sales interest expense and land charges, was 18.3%, up 460 basis points, compared with 13.7% during the same period last year.

●

Homebuilding gross margin percentage, before cost of sales interest expense and land charges, increased 460 basis points to 22.1% during the fiscal 2021 third quarter compared with 17.5% in last year’s third quarter. For the nine months ended July 31, 2021, homebuilding gross margin percentage, before cost of sales interest expense and land charges, was 21.4%, up 370 basis points, compared with 17.7% in the same period of the previous fiscal year.

●

Total SG&A was $60.3 million, or 8.7% of total revenues, in the fiscal 2021 third quarter compared with $59.9 million, or 9.5% of total revenues, in the previous year’s third quarter. During the first nine months of fiscal 2021, total SG&A was $206.6 million, or 10.5% of total revenues, compared with $176.2 million, or 10.6% of total revenues, in the same period of the prior fiscal year.

●

Total interest expense declined 21.5% to $38.4 million for the third quarter of fiscal 2021 compared with $48.9 million during the third quarter of fiscal 2020. For the nine months ended July 31, 2021, total interest expense was $123.3 million compared with $137.5 million during the same period last year.

●

Income from unconsolidated joint ventures was $5.0 million for the third quarter ended July 31, 2021 compared with $5.7 million in the fiscal 2020 third quarter. For the first nine months of fiscal 2021, income from unconsolidated joint ventures was $9.6 million compared with $13.4 million in the same period a year ago.

●

Income before income taxes for the third quarter of fiscal 2021 was $61.8 million, up 281.1% or $45.6 million, compared with $16.2 million in the third quarter of the prior fiscal year. For the first nine months of fiscal 2021, income before income taxes increased 767.5% to $112.4 million compared with $13.0 million during the same period of fiscal 2020.

●

Net income was $47.7 million, or $6.72 per diluted common share, for the three months ended July 31, 2021 compared with net income of $15.4 million, or $2.16 per diluted common share, in the third quarter of the previous fiscal year. For the first nine months of fiscal 2021, net income, including the $468.6 million benefit from the valuation allowance reduction, was $555.3 million, or $78.51 per diluted common share, compared with $10.3 million, or $1.44 per diluted common share, in the same period during fiscal 2020.

●

EBITDA increased 52.7% to $101.5 million for the third quarter of fiscal 2021 compared with $66.5 million in the same quarter of the prior year. For the first nine months of fiscal 2021, EBITDA was $239.8 million, a 55.4% increase, compared with $154.3 million in the first nine months of fiscal 2020.

●

Financial services income before income taxes was $8.6 million for the third quarter of fiscal 2021 compared with $10.8 million in the third quarter of fiscal 2020. For the first nine months of fiscal 2021, financial services income before income taxes increased 40.6% to $28.1 million compared with $20.0 million in the same period one year ago.

●

Consolidated contracts per community decreased 38.9% to 11.6 contracts per community for the third quarter ended July 31, 2021 compared with the unprecedented COVID-19 surge in home demand of 19.0 contracts per community in last year’s third quarter. However, consolidated contracts per community for the third quarter of fiscal 2021 were up slightly compared to the more historically average pace of 11.0 contracts per community in the fiscal 2019 third quarter. Contracts per community, including domestic unconsolidated joint ventures(1), decreased 35.4% to 11.5 for the third quarter of fiscal 2021 compared with 17.8 for the third quarter of fiscal 2020, but increased compared to 10.6 for the fiscal 2019 third quarter.

●

As a result of metering sales, selling out of communities ahead of schedule, COVID-19 related delays for new community openings and unprecedented demand after the initial COVID-19 shutdown last year, consolidated contract dollars decreased 31.0% in the third quarter of fiscal 2021 to $609.1 million (1,211 homes) compared with $882.3 million (2,226 homes) in the same quarter last year. Contract dollars, including domestic unconsolidated joint ventures, for the three months ended July 31, 2021, decreased 27.6% to $716.2 million (1,376 homes) compared with $989.2 million (2,415 homes) in the third quarter of fiscal 2020.

●

For the nine months ended July 31, 2021, consolidated contract dollars increased 12.2% to $2.23 billion (4,760 homes) compared with $1.99 billion (5,035 homes) in the same period of the prior year. Contract dollars, including domestic unconsolidated joint ventures, for the first nine months of fiscal 2021 increased 11.6% to $2.55 billion (5,298 homes) compared with $2.28 billion (5,549 homes) in the same period of fiscal 2020.

●

Due to consciously metering sales in many of our communities in recent months and a difficult comparison to a very strong August last year, consolidated contracts per community for August 2021 decreased 43.9% to 3.7 compared with the unprecedented COVID demand surge of 6.6 for the same month one year ago. That said, consolidated contracts per community for August 2021 still represented an increase compared to a more typical 3.2 for August 2019. The dollar value of August 2021 consolidated contracts decreased 36.3% to $203.1 million compared with $318.8 million in August last year. The dollar value of August 2021 consolidated contracts represented an increase compared to $166.7 million in August 2019.

●

The dollar value of consolidated contract backlog, as of July 31, 2021, increased 41.8% to $1.75 billion compared with $1.23 billion as of July 31, 2020. The dollar value of contract backlog, including domestic unconsolidated joint ventures, as of July 31, 2021, increased 43.8% to $1.99 billion compared with $1.39 billion as of July 31, 2020.

●

Consolidated deliveries decreased 3.5% to 1,498 homes in the fiscal 2021 third quarter compared with 1,553 homes in the previous year’s third quarter. For the fiscal 2021 third quarter, deliveries, including domestic unconsolidated joint ventures, decreased 5.8% to 1,677 homes compared with 1,781 homes during the third quarter of fiscal 2020.

●

For the first nine months of fiscal 2021, consolidated deliveries increased 9.4% to 4,501 homes compared with 4,114 homes in the first nine months of the previous year. For the first nine months of fiscal 2021, deliveries, including domestic unconsolidated joint ventures, increased 5.9% to 4,954 homes compared with 4,679 homes during the same period of fiscal 2021.

●

The contract cancellation rate for consolidated contracts was 16% for the third quarter ended July 31, 2021 compared with 18% in the fiscal 2020 third quarter. The contract cancellation rate for contracts including domestic unconsolidated joint ventures was 15% for the third quarter of fiscal 2021 compared with 18% in the third quarter of the prior year.

(1)When we refer to “Domestic Unconsolidated Joint Ventures”, we are excluding results from our single community unconsolidated joint venture in the Kingdom of Saudi Arabia (KSA).

LIQUIDITY AND INVENTORY AS OF JULY 31, 2021:

●

During the third quarter of fiscal 2021, land and land development spending was $177.6 million, an increase of 9.2% compared with $162.6 million in last year’s third quarter. For the first nine months of fiscal 2021, land and land development spending was $531.2 million, an increase of 34.5% compared with $394.9 million in the same period one year ago.

●

After paying off in full with cash on hand the remaining balance of $111 million of our 10.0% senior secured notes due July 2022, the total liquidity at the end of the third quarter of fiscal 2021 was $307.7 million, well above our targeted liquidity range of $170 million to $245 million.

●

On August 2, 2021, we paid off in full with cash on hand the remaining $70 million principal amount of our 10.5% senior secured notes due July 2024 at a purchase price of 102.625% of the principal amount thereof plus accrued and unpaid interest to, but excluding, the redemption date. Other than our undrawn senior secured revolving credit facility, we do not have any bond issuances maturing before the first quarter of fiscal 2026.

●	In the third quarter of fiscal 2021, approximately 4,900 lots were put under option or acquired in 35 consolidated communities.

●

As of July 31, 2021, the total controlled consolidated lots increased 20.4% to 31,002 compared with 25,748 lots at the end of the previous year’s third quarter. Based on trailing twelve-month deliveries, the current position equaled a 5.1 years’ supply.

FINANCIAL GUIDANCE(2):

Financial guidance for both the fourth quarter and full year for fiscal 2021 assumes no adverse changes in current market conditions and excludes further impact to SG&A expenses from phantom stock expense related solely to stock price movements from the closing price of $104.39 at July 30, 2021. Every $4 increase or decrease in common stock price from the end of the third quarter, results in an approximate $1 million increase or decrease, respectively, of phantom stock expense.

●

For the fourth quarter of fiscal 2021, total revenues are expected to be between $830 million and $880 million, adjusted pretax income is expected to be between $60 million and $75 million and adjusted EBITDA is expected to be between $100 million and $115 million.

●

For all of fiscal 2021, we are increasing our guidance. Total revenues are expected to be between $2.80 billion and $2.85 billion, adjusted pretax income to be between $175 million and $190 million and adjusted EBITDA to be between $345 million and $360 million.

●

On October 31, 2021, we expect our community count, including domestic unconsolidated joint ventures, to grow from 120 as of the end of our third quarter to roughly the same level of 135 communities open at the end of the fourth quarter last year. Community count is expected to continue to grow in fiscal 2022.

(2)The Company cannot provide a reconciliation between its non-GAAP projections and the most directly comparable GAAP measures without unreasonable efforts because it is unable to predict with reasonable certainty the ultimate outcome of certain significant items required for the reconciliation. These items include, but are not limited to, land-related charges, inventory impairment loss and land option write-offs and loss (gain) on extinguishment of debt. These items are uncertain, depend on various factors and could have a material impact on GAAP reported results.

COMMENTS FROM MANAGEMENT:

“Given the significant COVID-19 supply chain disruptions and labor challenges our industry has been experiencing, we are very pleased with our strong performance during the third quarter of fiscal 2021. We exceeded our third quarter guidance on almost every financial metric,” stated Ara K. Hovnanian, Chairman of the Board, President and Chief Executive Officer. “As expected, sales have slowed to a more historically typical sales pace following our efforts to meter homes available for sale and through significant home price increases. The average price in our deliveries went from $390,000 in last year’s third quarter, to $443,000 in this year’s third quarter. Our third quarter average price for new contracts increased even further to $503,000. Those efforts, combined with a slowdown in demand from the white-hot sales pace we experienced last year, have allowed us to better align starting home construction with our sales pace. Last year’s COVID-19 sales frenzy has given way to a more rational sales pace, which we believe is more sustainable.”

“On a positive note, lumber prices have begun to decline substantially. We expect the recent decrease in lumber costs to benefit gross margins on homes we are starting now for future deliveries, including many of the homes that are currently in backlog for 2022 deliveries. Due to a strong economy, positive long-term demographic trends and our strong cash flow, we continue to invest in land and are making strong progress on acquiring additional land parcels which bodes well for future community count growth. We believe that we are well positioned to take advantage of these positive long-term trends. We continue to expect fiscal 2021 to be an outstanding year. As we look forward, we believe that today’s more rational, healthy contract pace, which has higher home prices and gross margins, along with an increase in community count, should lead to further growth in both total revenues and adjusted pretax income in fiscal 2022,” concluded Mr. Hovnanian.

WEBCAST INFORMATION:

Hovnanian Enterprises will webcast its fiscal 2021 third quarter financial results conference call at 11:00 a.m. E.T. on Thursday, September 9, 2021. The webcast can be accessed live through the “Investor Relations” section of Hovnanian Enterprises’ website at http://www.khov.com. For those who are not available to listen to the live webcast, an archive of the broadcast will be available under the “Past Events” section of the Investor Relations page on the Hovnanian website at http://www.khov.com. The archive will be available for 12 months.

ABOUT HOVNANIAN ENTERPRISES, INC.:

Hovnanian Enterprises, Inc., founded in 1959 by Kevork S. Hovnanian, is headquartered in Matawan, New Jersey and, through its subsidiaries, is one of the nation’s largest homebuilders with operations in Arizona, California, Delaware, Florida, Georgia, Illinois, Maryland, New Jersey, Ohio, Pennsylvania, South Carolina, Texas, Virginia, Washington, D.C. and West Virginia. The Company’s homes are marketed and sold under the trade name K. Hovnanian® Homes. Additionally, the Company’s subsidiaries, as developers of K. Hovnanian’s® Four Seasons communities, make the Company one of the nation’s largest builders of active lifestyle communities.

Additional information on Hovnanian Enterprises, Inc. can be accessed through the “Investor Relations” section of the Hovnanian Enterprises’ website at http://www.khov.com. To be added to Hovnanian's investor e-mail list, please send an e-mail to IR@khov.com or sign up at http://www.khov.com.

NON-GAAP FINANCIAL MEASURES:

Consolidated earnings before interest expense and income taxes (“EBIT”) and before depreciation and amortization (“EBITDA”) and before inventory impairment loss and land option write-offs and loss (gain) on extinguishment of debt (“Adjusted EBITDA”) are not U.S. generally accepted accounting principles (GAAP) financial measures. The most directly comparable GAAP financial measure is net income. The reconciliation for historical periods of EBIT, EBITDA and Adjusted EBITDA to net income is presented in a table attached to this earnings release.

Homebuilding gross margin, before cost of sales interest expense and land charges, and homebuilding gross margin percentage, before cost of sales interest expense and land charges, are non-GAAP financial measures. The most directly comparable GAAP financial measures are homebuilding gross margin and homebuilding gross margin percentage, respectively. The reconciliation for historical periods of homebuilding gross margin, before cost of sales interest expense and land charges, and homebuilding gross margin percentage, before cost of sales interest expense and land charges, to homebuilding gross margin and homebuilding gross margin percentage, respectively, is presented in a table attached to this earnings release.

Adjusted pretax income, which is defined as income before income taxes excluding land-related charges and loss (gain) on extinguishment of debt is a non-GAAP financial measure. The most directly comparable GAAP financial measure is income before income taxes. The reconciliation for historical periods of adjusted pretax income to income before income taxes is presented in a table attached to this earnings release.

Total liquidity is comprised of $172.7 million of cash and cash equivalents, $10.0 million of restricted cash required to collateralize letters of credit and $125.0 million availability under the senior secured revolving credit facility as of July 31, 2021.

FORWARD-LOOKING STATEMENTS

All statements in this press release that are not historical facts should be considered as “Forward-Looking Statements” within the meaning of the “Safe Harbor” provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such forward-looking statements include but are not limited to statements related to the Company’s goals and expectations with respect to its financial results for future financial periods. Although we believe that our plans, intentions and expectations reflected in, or suggested by, such forward-looking statements are reasonable, we can give no assurance that such plans, intentions or expectations will be achieved. By their nature, forward-looking statements: (i) speak only as of the date they are made, (ii) are not guarantees of future performance or results and (iii) are subject to risks, uncertainties and assumptions that are difficult to predict or quantify. Therefore, actual results could differ materially and adversely from those forward-looking statements as a result of a variety of factors. Such risks, uncertainties and other factors include, but are not limited to, (1) the outbreak and spread of COVID-19 and the measures that governments, agencies, law enforcement and/or health authorities implement to address it; (2) changes in general and local economic, industry and business conditions and impacts of a significant homebuilding downturn; (3) adverse weather and other environmental conditions and natural disasters; (4) the seasonality of the Company’s business; (5) the availability and cost of suitable land and improved lots and sufficient liquidity to invest in such land and lots; (6) shortages in, and price fluctuations of, raw materials and labor, including due to changes in trade policies and the imposition of tariffs and duties on homebuilding materials and products and related trade disputes with, and retaliatory measures taken by, other countries; (7) reliance on, and the performance of, subcontractors; (8) regional and local economic factors, including dependency on certain sectors of the economy, and employment levels affecting home prices and sales activity in the markets where the Company builds homes; (9) increases in cancellations of agreements of sale; (10) fluctuations in interest rates and the availability of mortgage financing; (11) changes in tax laws affecting the after-tax costs of owning a home; (12) legal claims brought against us and not resolved in our favor, such as product liability litigation, warranty claims and claims made by mortgage investors; (13) levels of competition; (14) utility shortages and outages or rate fluctuations; (15) information technology failures and data security breaches; (16) negative publicity; (17) high leverage and restrictions on the Company’s operations and activities imposed by the agreements governing the Company’s outstanding indebtedness; (18) availability and terms of financing to the Company; (19) the Company’s sources of liquidity; (20) changes in credit ratings; (21) government regulation, including regulations concerning development of land, the home building, sales and customer financing processes, tax laws and the environment; (22) operations through unconsolidated joint ventures with third parties; (23) significant influence of the Company’s controlling stockholders; (24) availability of net operating loss carryforwards; (25) loss of key management personnel or failure to attract qualified personnel; and (26) certain risks, uncertainties and other factors described in detail in the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2020 and the Company’s Quarterly Reports on Form 10-Q for the quarterly periods during fiscal 2021 and subsequent filings with the Securities and Exchange Commission. Except as otherwise required by applicable securities laws, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason.

Hovnanian Enterprises, Inc.
July 31, 2021
Statements of consolidated operations
(In thousands, except per share data)

	Three Months Ended		Nine Months Ended
	July 31,		July 31,
	2021	2020	2021	2020
	(Unaudited)		(Unaudited)
Total revenues	$690,683	$628,136	$1,968,509	$1,660,543
Costs and expenses (1)	633,589	621,633	1,865,355	1,674,340
(Loss) gain on extinguishment of debt	(306)	4,055	(306)	13,337
Income from unconsolidated joint ventures	5,011	5,658	9,568	13,419
Income before income taxes	61,799	16,216	112,416	12,959
Income tax provision (benefit)	14,097	853	(442,921)	2,665
Net income	$47,702	$15,363	$555,337	$10,294

Per share data:
Basic:
Net income per common share	$6.85	$2.27	$80.02	$1.52
Weighted average number of common shares outstanding	6,315	6,201	6,263	6,178
Assuming dilution:
Net income per common share	$6.72	$2.16	$78.51	$1.44
Weighted average number of common shares outstanding	6,434	6,518	6,370	6,502

(1)	Includes inventory impairment loss and land option write-offs.

Hovnanian Enterprises, Inc.
July 31, 2021
Reconciliation of income before income taxes excluding land-related charges and loss (gain) on extinguishment of debt to income before income taxes
(In thousands)

	Three Months Ended		Nine Months Ended
	July 31,		July 31,
	2021	2020	2021	2020
	(Unaudited)		(Unaudited)
Income before income taxes	$61,799	$16,216	$112,416	$12,959
Inventory impairment loss and land option write-offs	1,309	2,364	3,267	6,202
Loss (gain) on extinguishment of debt	306	(4,055)	306	(13,337)
Income before income taxes excluding land-related charges and loss (gain) on extinguishment of debt (1)	$63,414	$14,525	$115,989	$5,824

(1) Income before income taxes excluding land-related charges and loss (gain) on extinguishment of debt is a non-GAAP financial measure. The most directly comparable GAAP financial measure is income before income taxes.

Hovnanian Enterprises, Inc.
July 31, 2021
Gross margin
(In thousands)

	Homebuilding Gross Margin		Homebuilding Gross Margin
	Three Months Ended		Nine Months Ended
	July 31,		July 31,
	2021	2020	2021	2020
	(Unaudited)		(Unaudited)
Sale of homes	$663,279	$605,933	$1,894,159	$1,608,513
Cost of sales, excluding interest expense and land charges (1)	516,530	499,654	1,488,919	1,323,916
Homebuilding gross margin, before cost of sales interest expense and land charges (2)	146,749	106,279	405,240	284,597
Cost of sales interest expense, excluding land sales interest expense	17,821	21,794	56,242	58,467
Homebuilding gross margin, after cost of sales interest expense, before land charges (2)	128,928	84,485	348,998	226,130
Land charges	1,309	2,364	3,267	6,202
Homebuilding gross margin	$127,619	$82,121	$345,731	$219,928

Homebuilding Gross margin percentage	19.2%	13.6%	18.3%	13.7%
Homebuilding Gross margin percentage, before cost of sales interest expense and land charges (2)	22.1%	17.5%	21.4%	17.7%
Homebuilding Gross margin percentage, after cost of sales interest expense, before land charges (2)	19.4%	13.9%	18.4%	14.1%

	Land Sales Gross Margin		Land Sales Gross Margin
	Three Months Ended		Nine Months Ended
	July 31,		July 31,
	2021	2020	2021	2020
	(Unaudited)		(Unaudited)
Land and lot sales	$6,819	$25	$11,730	$100
Land and lot sales cost of sales, excluding interest and land charges (1)	5,338	41	9,121	161
Land and lot sales gross margin, excluding interest and land charges	1,481	(16)	2,609	(61)
Land and lot sales interest	1,419	20	1,888	72
Land and lot sales gross margin, including interest and excluding land charges	$62	$(36)	$721	$(133)

(1) Does not include cost associated with walking away from land options or inventory impairment losses which are recorded as Inventory impairment loss and land option write-offs in the Condensed Consolidated Statements of Operations.

(2) Homebuilding gross margin, before cost of sales interest expense and land charges, and homebuilding gross margin percentage, before cost of sales interest expense and land charges, are non-GAAP financial measures. The most directly comparable GAAP financial measures are homebuilding gross margin and homebuilding gross margin percentage, respectively.

Hovnanian Enterprises, Inc.
July 31, 2021
Reconciliation of adjusted EBITDA to net income
(In thousands)

	Three Months Ended		Nine Months Ended
	July 31,		July 31,
	2021	2020	2021	2020
	(Unaudited)		(Unaudited)
Net income	$47,702	$15,363	$555,337	$10,294
Income tax provision (benefit)	14,097	853	(442,921)	2,665
Interest expense	38,398	48,886	123,296	137,483
EBIT (1)	100,197	65,102	235,712	150,442
Depreciation and amortization	1,269	1,355	4,091	3,897
EBITDA (2)	101,466	66,457	239,803	154,339
Inventory impairment loss and land option write-offs	1,309	2,364	3,267	6,202
Loss (gain) on extinguishment of debt	306	(4,055)	306	(13,337)
Adjusted EBITDA (3)	$103,081	$64,766	$243,376	$147,204

Interest incurred	$39,181	$45,140	$122,508	$134,797

Adjusted EBITDA to interest incurred	2.63	1.43	1.99	1.09

(1) EBIT is a non-GAAP financial measure. The most directly comparable GAAP financial measure is net income. EBIT represents earnings before interest expense and income taxes.

(2) EBITDA is a non-GAAP financial measure. The most directly comparable GAAP financial measure is net income. EBITDA represents earnings before interest expense, income taxes, depreciation and amortization.

(3) Adjusted EBITDA is a non-GAAP financial measure. The most directly comparable GAAP financial measure is net income. Adjusted EBITDA represents earnings before interest expense, income taxes, depreciation, amortization, inventory impairment loss and land option write-offs and (loss) gain on extinguishment of debt.

Hovnanian Enterprises, Inc.
July 31, 2021
Interest incurred, expensed and capitalized
(In thousands)

	Three Months Ended		Nine Months Ended
	July 31,		July 31,
	2021	2020	2021	2020
	(Unaudited)		(Unaudited)
Interest capitalized at beginning of period	$59,772	$67,744	$65,010	$71,264
Plus interest incurred	39,181	45,140	122,508	134,797
Less interest expensed	38,398	48,886	123,296	137,483
Less interest contributed to unconsolidated joint venture (1)	-	-	3,667	4,580
Plus interest acquired from unconsolidated joint venture (2)	3,118	-	3,118	-
Interest capitalized at end of period (3)	$63,673	$63,998	$63,673	$63,998

(1) Represents capitalized interest which was included as part of the assets contributed to joint ventures the company entered into in April 2021 and December 2019 during the nine months ended July 31, 2021 and 2020, respectively. There was no impact to the Condensed Consolidated Statement of Operations as a result of this transaction.

(2) Represents capitalized interest which was included as part of the assets purchased from a joint venture the company exited out of in June 2021 during the nine months ended July 31, 2021. There was no impact to the Condensed Consolidated Statement of Operations as a result of this transaction.

(3) Capitalized interest amounts are shown gross before allocating any portion of impairments to capitalized interest.

HOVNANIAN ENTERPRISES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In Thousands)

	July 31,	October 31,
	2021	2020
	(Unaudited)	(1)
ASSETS
Homebuilding:
Cash and cash equivalents	$172,748	$262,489
Restricted cash and cash equivalents	15,100	14,731
Inventories:
Sold and unsold homes and lots under development	1,119,876	921,594
Land and land options held for future development or sale	95,416	91,957
Consolidated inventory not owned	98,053	182,224
Total inventories	1,313,345	1,195,775
Investments in and advances to unconsolidated joint ventures	68,900	103,164
Receivables, deposits and notes, net	37,735	33,686
Property, plant and equipment, net	17,974	18,185
Prepaid expenses and other assets	58,571	58,705
Total homebuilding	1,684,373	1,686,735

Financial services	180,218	140,607

Deferred tax assets, net	447,453	-
Total assets	$2,312,044	$1,827,342

LIABILITIES AND EQUITY
Homebuilding:
Nonrecourse mortgages secured by inventory, net of debt issuance costs	$118,020	$135,122
Accounts payable and other liabilities	401,283	359,274
Customers’ deposits	76,729	48,286
Liabilities from inventory not owned, net of debt issuance costs	69,627	131,204
Senior notes and credit facilities (net of discounts, premiums and debt issuance costs)	1,317,524	1,431,110
Accrued Interest	47,460	35,563
Total homebuilding	2,030,643	2,140,559

Financial services	158,226	119,045
Income taxes payable	2,484	3,832
Total liabilities	2,191,353	2,263,436

Equity:
Hovnanian Enterprises, Inc. stockholders' equity deficit:
Preferred stock, $0.01 par value - authorized 100,000 shares; issued and outstanding 5,600 shares with a liquidation preference of $140,000 at July 31, 2021 and October 31, 2020	135,299	135,299
Common stock, Class A, $0.01 par value - authorized 16,000,000 shares; issued 6,064,070 shares at July 31, 2021 and 5,990,310 shares at October 31, 2020	61	60
Common stock, Class B, $0.01 par value (convertible to Class A at time of sale) - authorized 2,400,000 shares; issued 686,888 shares at July 31, 2021 and 649,886 shares at October 31, 2020	7	7
Paid in capital - common stock	719,770	718,110
Accumulated deficit	(619,708)	(1,175,045)
Treasury stock - at cost – 470,430 shares of Class A common stock and 27,669 shares of Class B common stock at July 31, 2021 and October 31, 2020	(115,360)	(115,360)
Total Hovnanian Enterprises, Inc. stockholders’ equity (deficit)	120,069	(436,929)
Noncontrolling interest in consolidated joint ventures	622	835
Total equity (deficit)	120,691	(436,094)
Total liabilities and equity	$2,312,044	$1,827,342

(1)	Derived from the audited balance sheet as of October 31, 2020.

HOVNANIAN ENTERPRISES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In Thousands Except Per Share Data)

(Unaudited)

	Three Months Ended July 31,		Nine Months Ended July 31,
	2021	2020	2021	2020
Revenues:
Homebuilding:
Sale of homes	$663,279	$605,933	$1,894,159	$1,608,513
Land sales and other revenues	7,559	908	13,280	2,360
Total homebuilding	670,838	606,841	1,907,439	1,610,873
Financial services	19,845	21,295	61,070	49,670
Total revenues	690,683	628,136	1,968,509	1,660,543

Expenses:
Homebuilding:
Cost of sales, excluding interest	521,868	499,695	1,498,040	1,324,077
Cost of sales interest	19,240	21,814	58,130	58,539
Inventory impairment loss and land option write-offs	1,309	2,364	3,267	6,202
Total cost of sales	542,417	523,873	1,559,437	1,388,818
Selling, general and administrative	42,988	40,608	125,417	121,887
Total homebuilding expenses	585,405	564,481	1,684,854	1,510,705

Financial services	11,238	10,493	32,953	29,677
Corporate general and administrative	17,284	19,321	81,149	54,340
Other interest	19,158	27,072	65,166	78,944
Other operations	504	266	1,233	674
Total expenses	633,589	621,633	1,865,355	1,674,340
(Loss) gain on extinguishment of debt	(306)	4,055	(306)	13,337
Income from unconsolidated joint ventures	5,011	5,658	9,568	13,419
Income before income taxes	61,799	16,216	112,416	12,959
State and federal income tax provision (benefit):
State	1,476	853	(89,272)	2,665
Federal	12,621	-	(353,649)	-
Total income taxes	14,097	853	(442,921)	2,665
Net income	$47,702	$15,363	$555,337	$10,294

Per share data:
Basic:
Net income per common share	$6.85	$2.27	$80.02	$1.52
Weighted-average number of common shares outstanding	6,315	6,201	6,263	6,178
Assuming dilution:
Net income per common share	$6.72	$2.16	$78.51	$1.44
Weighted-average number of common shares outstanding	6,434	6,518	6,370	6,502

See notes to condensed consolidated financial statements (unaudited).

HOVNANIAN ENTERPRISES, INC.
(DOLLARS IN THOUSANDS EXCEPT AVG. PRICE)
(SEGMENT DATA EXCLUDES UNCONSOLIDATED JOINT VENTURES)

		Contracts (1)			Deliveries			Contract
		Three Months Ended			Three Months Ended			Backlog
		July 31,			July 31,			July 31,
		2021	2020	% Change	2021	2020	% Change	2021	2020	% Change
Northeast
(NJ, PA)	Home	62	102	(39.2)%	44	95	(53.7)%	160	113	41.6%
	Dollars	$52,066	$51,586	0.9%	$35,255	$41,354	(14.7)%	$122,638	$61,002	101.0%
	Avg. Price	$839,774	$505,745	66.0%	$801,250	$435,305	84.1%	$766,488	$539,841	42.0%
Mid-Atlantic
(DE, MD, VA, WV)	Home	176	307	(42.7)%	189	213	(11.3)%	572	523	9.4%
	Dollars	$117,341	$152,511	(23.1)%	$106,195	$111,160	(4.5)%	$361,329	$269,972	33.8%
	Avg. Price	$666,710	$496,775	34.2%	$561,878	$521,878	7.7%	$631,694	$516,199	22.4%
Midwest
(IL, OH)	Home	165	263	(37.3)%	190	197	(3.6)%	648	534	21.3%
	Dollars	$56,848	$79,394	(28.4)%	$60,588	$62,901	(3.7)%	$205,101	$149,016	37.6%
	Avg. Price	$344,533	$301,878	14.1%	$318,884	$319,294	(0.1)%	$316,514	$279,056	13.4%
Southeast
(FL, GA, SC)	Home	124	172	(27.9)%	139	155	(10.3)%	440	304	44.7%
	Dollars	$58,522	$79,846	(26.7)%	$61,978	$65,595	(5.5)%	$211,859	$145,947	45.2%
	Avg. Price	$471,952	$464,221	1.7%	$445,885	$423,194	5.4%	$481,498	$480,089	0.3%
Southwest
(AZ, TX)	Home	469	814	(42.4)%	593	641	(7.5)%	1,292	938	37.7%
	Dollars	$196,481	$260,891	(24.7)%	$212,773	$214,608	(0.9)%	$524,029	$308,918	69.6%
	Avg. Price	$418,936	$320,506	30.7%	$358,808	$334,802	7.2%	$405,595	$329,337	23.2%
West
(CA)	Home	215	568	(62.1)%	343	252	36.1%	561	644	(12.9)%
	Dollars	$127,872	$258,067	(50.5)%	$186,490	$110,315	69.1%	$325,472	$299,564	8.6%
	Avg. Price	$594,753	$454,343	30.9%	$543,703	$437,758	24.2%	$580,164	$465,161	24.7%
Consolidated Total
	Home	1,211	2,226	(45.6)%	1,498	1,553	(3.5)%	3,673	3,056	20.2%
	Dollars	$609,130	$882,295	(31.0)%	$663,279	$605,933	9.5%	$1,750,428	$1,234,419	41.8%
	Avg. Price	$502,998	$396,359	26.9%	$442,776	$390,169	13.5%	$476,566	$403,933	18.0%
Unconsolidated Joint Ventures (2)
(excluding KSA JV)	Home	165	189	(12.7)%	179	228	(21.5)%	399	264	51.1%
	Dollars	$107,111	$106,857	0.2%	$102,262	$132,014	(22.5)%	$241,346	$150,660	60.2%
	Avg. Price	$649,158	$565,381	14.8%	$571,296	$579,009	(1.3)%	$604,877	$570,682	6.0%
Grand Total
	Home	1,376	2,415	(43.0)%	1,677	1,781	(5.8)%	4,072	3,320	22.7%
	Dollars	$716,241	$989,152	(27.6)%	$765,541	$737,947	3.7%	$1,991,774	$1,385,079	43.8%
	Avg. Price	$520,524	$409,587	27.1%	$456,494	$414,344	10.2%	$489,139	$417,192	17.2%

KSA JV Only
	Home	215	185	16.2%	0	0	0.0%	1,666	766	117.5%
	Dollars	$33,802	$29,012	16.5%	$0	$0	0.0%	$261,653	$120,562	117.0%
	Avg. Price	$157,219	$156,821	0.3%	$0	$0	0.0%	$157,055	$157,392	(0.2)%

DELIVERIES INCLUDE EXTRAS
Notes:
(1) Contracts are defined as new contracts signed during the period for the purchase of homes, less cancellations of prior contracts.

(2) Represents home deliveries, home revenues and average prices for our unconsolidated homebuilding joint ventures for the period. We provide this data as a supplement to our consolidated results as an indicator of the volume managed in our unconsolidated homebuilding joint ventures. Our proportionate share of the income or loss of unconsolidated homebuilding and land development joint ventures is reflected as a separate line item in our consolidated financial statements under “Income from unconsolidated joint ventures”.

HOVNANIAN ENTERPRISES, INC.
(DOLLARS IN THOUSANDS EXCEPT AVG. PRICE)
(SEGMENT DATA EXCLUDES UNCONSOLIDATED JOINT VENTURES)

		Contracts (1)			Deliveries			Contract
		Nine Months Ended			Nine Months Ended			Backlog
		July 31,			July 31,			July 31,
		2021	2020	% Change	2021	2020	% Change	2021	2020	% Change
Northeast
(NJ, PA)	Home	169	231	(26.8)%	139	270	(48.5)%	160	113	41.6%
	Dollars	$135,684	$107,855	25.8%	$95,157	$133,409	(28.7)%	$122,638	$61,002	101.0%
	Avg. Price	$802,864	$466,905	72.0%	$684,583	$494,107	38.5%	$766,488	$539,841	42.0%
Mid-Atlantic
(DE, MD, VA, WV)	Home	647	737	(12.2)%	581	536	8.4%	572	523	9.4%
	Dollars	$414,059	$374,865	10.5%	$311,230	$288,426	7.9%	$361,329	$269,972	33.8%
	Avg. Price	$639,968	$508,636	25.8%	$535,680	$538,108	(0.5)%	$631,694	$516,199	22.4%
Midwest
(IL, OH)	Home	628	624	0.6%	576	540	6.7%	648	534	21.3%
	Dollars	$216,775	$192,171	12.8%	$181,191	$165,836	9.3%	$205,101	$149,016	37.6%
	Avg. Price	$345,183	$307,966	12.1%	$314,568	$307,104	2.4%	$316,514	$279,056	13.4%
Southeast
(FL, GA, SC)	Home	487	436	11.7%	408	379	7.7%	440	304	44.7%
	Dollars	$223,201	$195,512	14.2%	$188,489	$158,592	18.9%	$211,859	$145,947	45.2%
	Avg. Price	$458,318	$448,422	2.2%	$461,983	$418,449	10.4%	$481,498	$480,089	0.3%
Southwest
(AZ, TX)	Home	2,034	1,924	5.7%	1,808	1,649	9.6%	1,292	938	37.7%
	Dollars	$783,924	$626,817	25.1%	$620,120	$548,796	13.0%	$524,029	$308,918	69.6%
	Avg. Price	$385,410	$325,788	18.3%	$342,987	$332,805	3.1%	$405,595	$329,337	23.2%
West
(CA)	Home	795	1,083	(26.6)%	989	740	33.6%	561	644	(12.9)%
	Dollars	$453,557	$488,317	(7.1)%	$497,972	$313,454	58.9%	$325,472	$299,564	8.6%
	Avg. Price	$570,512	$450,893	26.5%	$503,511	$423,586	18.9%	$580,164	$465,161	24.7%
Consolidated Total
	Home	4,760	5,035	(5.5)%	4,501	4,114	9.4%	3,673	3,056	20.2%
	Dollars	$2,227,200	$1,985,537	12.2%	$1,894,159	$1,608,513	17.8%	$1,750,428	$1,234,419	41.8%
	Avg. Price	$467,899	$394,347	18.7%	$420,831	$390,985	7.6%	$476,566	$403,933	18.0%
Unconsolidated Joint Ventures (2)
(excluding KSA JV)	Home	538	514	4.7%	453	565	(19.8)%	399	264	51.1%
	Dollars	$318,824	$296,664	7.5%	$264,442	$330,559	(20.0)%	$241,346	$150,660	60.2%
	Avg. Price	$592,610	$577,167	2.7%	$583,757	$585,060	(0.2)%	$604,877	$570,682	6.0%
Grand Total
	Home	5,298	5,549	(4.5)%	4,954	4,679	5.9%	4,072	3,320	22.7%
	Dollars	$2,546,024	$2,282,201	11.6%	$2,158,601	$1,939,072	11.3%	$1,991,774	$1,385,079	43.8%
	Avg. Price	$480,563	$411,281	16.8%	$435,729	$414,420	5.1%	$489,139	$417,192	17.2%

KSA JV Only
	Home	574	564	1.8%	0	0	0.0%	1,666	766	117.5%
	Dollars	$89,980	$88,246	2.0%	$0	$0	0.0%	$261,653	$120,562	117.0%
	Avg. Price	$156,760	$156,465	0.2%	$0	$0	0.0%	$157,055	$157,392	(0.2)%

DELIVERIES INCLUDE EXTRAS
Notes:
(1) Contracts are defined as new contracts signed during the period for the purchase of homes, less cancellations of prior contracts.

(2) Represents home deliveries, home revenues and average prices for our unconsolidated homebuilding joint ventures for the period. We provide this data as a supplement to our consolidated results as an indicator of the volume managed in our unconsolidated homebuilding joint ventures. Our proportionate share of the income or loss of unconsolidated homebuilding and land development joint ventures is reflected as a separate line item in our consolidated financial statements under “Income from unconsolidated joint ventures”.

HOVNANIAN ENTERPRISES, INC.
(DOLLARS IN THOUSANDS EXCEPT AVG. PRICE)
(SEGMENT DATA UNCONSOLIDATED JOINT VENTURES ONLY)

		Contracts (1)			Deliveries			Contract
		Three Months Ended			Three Months Ended			Backlog
		July 31,			July 31,			July 31,
		2021	2020	% Change	2021	2020	% Change	2021	2020	% Change
Northeast
(unconsolidated joint ventures)	Home	10	39	(74.4)%	16	67	(76.1)%	8	33	(75.8)%
(excluding KSA JV)	Dollars	$14,506	$33,759	(57.0)%	$21,845	$50,895	(57.1)%	$10,500	$31,571	(66.7)%
(NJ. PA)	Avg. Price	$1,450,600	$865,615	67.6%	$1,365,313	$759,627	79.7%	$1,312,500	$956,697	37.2%
Mid-Atlantic
(unconsolidated joint ventures)	Home	41	36	13.9%	45	33	36.4%	123	48	156.3%
(DE, MD, VA, WV)	Dollars	$26,890	$17,349	55.0%	$24,726	$16,665	48.4%	$77,565	$23,817	225.7%
	Avg. Price	$655,854	$481,917	36.1%	$549,467	$505,000	8.8%	$630,610	$496,188	27.1%
Midwest
(unconsolidated joint ventures)	Home	0	1	(100.0)%	0	4	(100.0)%	0	0	0.0%
(IL, OH)	Dollars	$0	$461	(100.0)%	$0	$1,825	(100.0)%	$0	$0	0.0%
	Avg. Price	$0	$461,000	(100.0)%	$0	$456,250	(100.0)%	$0	$0	0.0%
Southeast
(unconsolidated joint ventures)	Home	92	66	39.4%	70	74	(5.4)%	231	129	79.1%
(FL, GA, SC)	Dollars	$55,830	$31,843	75.3%	$32,842	$35,528	(7.6)%	$137,907	$64,865	112.6%
	Avg. Price	$606,848	$482,470	25.8%	$469,171	$480,108	(2.3)%	$597,000	$502,829	18.7%
Southwest
(unconsolidated joint ventures)	Home	0	31	(100.0)%	21	31	(32.3)%	0	46	(100.0)%
(AZ, TX)	Dollars	$(8)	$17,928	(100.0)%	$12,750	$20,141	(36.7)%	$0	$27,759	(100.0)%
	Avg. Price	$0	$578,323	(100.0)%	$607,143	$649,710	(6.6)%	$0	$603,457	(100.0)%
West
(unconsolidated joint ventures)	Home	22	16	37.5%	27	19	42.1%	37	8	362.5%
(CA)	Dollars	$9,893	$5,517	79.3%	$10,099	$6,960	45.1%	$15,374	$2,648	480.6%
	Avg. Price	$449,682	$344,813	30.4%	$374,037	$366,316	2.1%	$415,514	$331,000	25.5%
Unconsolidated Joint Ventures (2)
(excluding KSA JV)	Home	165	189	(12.7)%	179	228	(21.5)%	399	264	51.1%
	Dollars	$107,111	$106,857	0.2%	$102,262	$132,014	(22.5)%	$241,346	$150,660	60.2%
	Avg. Price	$649,158	$565,381	14.8%	$571,296	$579,009	(1.3)%	$604,877	$570,682	6.0%

KSA JV Only
	Home	215	185	16.2%	0	0	0.0%	1,666	766	117.5%
	Dollars	$33,802	$29,012	16.5%	$0	$0	0.0%	$261,653	$120,562	117.0%
	Avg. Price	$157,219	$156,821	0.3%	$0	$0	0.0%	$157,055	$157,392	(0.2)%

DELIVERIES INCLUDE EXTRAS
Notes:
(1) Contracts are defined as new contracts signed during the period for the purchase of homes, less cancellations of prior contracts.

(2) Represents home deliveries, home revenues and average prices for our unconsolidated homebuilding joint ventures for the period. We provide this data as a supplement to our consolidated results as an indicator of the volume managed in our unconsolidated homebuilding joint ventures. Our proportionate share of the income or loss of unconsolidated homebuilding and land development joint ventures is reflected as a separate line item in our consolidated financial statements under “Income from unconsolidated joint ventures”.

HOVNANIAN ENTERPRISES, INC.
(DOLLARS IN THOUSANDS EXCEPT AVG. PRICE)
(SEGMENT DATA UNCONSOLIDATED JOINT VENTURES ONLY)

		Contracts (1)			Deliveries			Contract
		Nine Months Ended			Nine Months Ended			Backlog
		July 31,			July 31,			July 31,
		2021	2020	% Change	2021	2020	% Change	2021	2020	% Change
Northeast
(unconsolidated joint ventures)	Home	37	130	(71.5)%	47	173	(72.8)%	8	33	(75.8)%
(excluding KSA JV)	Dollars	$49,318	$104,142	(52.6)%	$63,353	$136,250	(53.5)%	$10,500	$31,571	(66.7)%
(NJ, PA)	Avg. Price	$1,332,919	$801,092	66.4%	$1,347,936	$787,572	71.2%	$1,312,500	$956,697	37.2%
Mid-Atlantic
(unconsolidated joint ventures)	Home	90	70	28.6%	108	64	68.8%	123	48	156.3%
(DE, MD, VA, WV)	Dollars	$55,178	$35,223	56.7%	$57,050	$32,381	76.2%	$77,565	$23,817	225.7%
	Avg. Price	$613,089	$503,182	21.8%	$528,241	$505,953	4.4%	$630,610	$496,188	27.1%
Midwest
(unconsolidated joint ventures)	Home	1	11	(90.9)%	1	14	(92.9)%	0	0	0.0%
(IL, OH)	Dollars	$409	$5,109	(92.0)%	$409	$6,394	(93.6)%	$0	$0	0.0%
	Avg. Price	$409,000	$464,455	(11.9)%	$409,000	$456,714	(10.4)%	$0	$0	0.0%
Southeast
(unconsolidated joint ventures)	Home	336	185	81.6%	191	179	6.7%	231	129	79.1%
(FL, GA, SC)	Dollars	$182,950	$90,547	102.0%	$93,394	$86,255	8.3%	$137,907	$64,865	112.6%
	Avg. Price	$544,494	$489,442	11.2%	$488,974	$481,872	1.5%	$597,000	$502,829	18.7%
Southwest
(unconsolidated joint ventures)	Home	4	76	(94.7)%	50	75	(33.3)%	0	46	(100.0)%
(AZ, TX)	Dollars	$3,127	$47,147	(93.4)%	$29,930	$47,706	(37.3)%	$0	$27,759	(100.0)%
	Avg. Price	$781,750	$620,355	26.0%	$598,600	$636,080	(5.9)%	$0	$603,457	(100.0)%
West
(unconsolidated joint ventures)	Home	70	42	66.7%	56	60	(6.7)%	37	8	362.5%
(CA)	Dollars	$27,842	$14,496	92.1%	$20,306	$21,573	(5.9)%	$15,374	$2,648	480.6%
	Avg. Price	$397,743	$345,143	15.2%	$362,607	$359,550	0.9%	$415,514	$331,000	25.5%
Unconsolidated Joint Ventures (2)
(excluding KSA JV)	Home	538	514	4.7%	453	565	(19.8)%	399	264	51.1%
	Dollars	$318,824	$296,663	7.5%	$264,442	$330,559	(20.0)%	$241,346	$150,660	60.2%
	Avg. Price	$592,610	$577,167	2.7%	$583,757	$585,060	(0.2)%	$604,877	$570,682	6.0%

KSA JV Only
	Home	574	564	1.8%	0	0	0.0%	1,666	766	117.5%
	Dollars	$89,980	$88,246	2.0%	$0	$0	0.0%	$261,653	$120,562	117.0%
	Avg. Price	$156,760	$156,465	0.2%	$0	$0	0.0%	$157,055	$157,392	(0.2)%

DELIVERIES INCLUDE EXTRAS
Notes:
(1) Contracts are defined as new contracts signed during the period for the purchase of homes, less cancellations of prior contracts.

(2) Represents home deliveries, home revenues and average prices for our unconsolidated homebuilding joint ventures for the period. We provide this data as a supplement to our consolidated results as an indicator of the volume managed in our unconsolidated homebuilding joint ventures. Our proportionate share of the income or loss of unconsolidated homebuilding and land development joint ventures is reflected as a separate line item in our consolidated financial statements under “Income from unconsolidated joint ventures”.